J.P. MORGAN FUNDS

COMBINED AMENDED AND RESTATED

RULE 18f-3 MULTI-CLASS PLAN

(Amended as of August 14, 2025)

I.	Introduction

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), the following sets forth the method for allocating fees and expenses among each class of shares (“Shares”) of the underlying investment funds of the investment companies listed on Exhibit A (each a “Company”) that issue multiple classes of shares (the “Multi-Class Funds”). In addition, this Combined Amended and Restated Rule 18f-3 Multi-Class Plan (the “Plan”) sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, other shareholder services, voting rights, dividends, and per share net asset value of each class of shares in the Multi-Class Funds. The Multi-Class Funds covered by this Plan are listed on Exhibit B.

Each Company is an open-end, management investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. Upon the effective date of this Plan, each Company hereby elects to offer multiple classes of shares in the Multi-Class Funds pursuant to the provisions of Rule 18f-3 and this Plan. Each Multi-Class Fund is authorized to issue multiple classes of shares representing interests in the same underlying portfolio of assets of the respective Fund, as described below. This Plan constitutes the combination, amendment and restatement of the Rule 18f-3 Multi-Class Plan previously adopted by each Company.

II.	Allocation of Expenses

Pursuant to Rule 18f-3 under the 1940 Act, each Company shall allocate to each class of shares in a Multi-Class Fund (i) any fees and expenses incurred by the Company in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and (ii) any fees and expenses incurred by the Company under a shareholder servicing agreement in connection with the provision of shareholder services to the holders of such class of shares. Each class may, at the Board’s discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund’s assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. In addition, pursuant to Rule 18f-3, each Company may, at the Board’s discretion, allocate the following fees and expenses to a particular class of shares in a single Multi-Class Fund:

1.

transfer agent fees identified by the transfer agent as being attributable to such class of shares; beginning March 1, 2015, the Board has authorized the allocation of transfer agency fees on a class by class basis;

2.

printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

3.	blue sky fees incurred by such class of shares;

4.	Securities and Exchange Commission registration fees incurred by such class of shares;

5.

the expense of administrative personnel and services (including, but not limited to, those of a fund accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

6.	litigation or other legal expenses relating solely to such class of shares;

7.	Trustees fees incurred as result of issues relating to such class of shares; and

8.	independent accountants’ fees relating solely to such class of shares.

All other expenses will be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Fund. However, money market funds operating in reliance on Rule 2a-7, and other Funds making daily distributions of their net investment income, may allocate such other expenses to each share regardless of class, or based on the relative net assets. In addition, in the event that the net asset value of a class of a money market fund operating in reliance on Rule 2a-7 to utilize amortized cost accounting to seek to maintain a stable net asset value deviates from an unrounded $1.00000, the Fund shall reallocate capital among the outstanding share classes of such Fund so that, following such reallocation, the net asset value of each class of the Fund shall be the same, so long as the Board of Trustees (“Board”), including a majority of the Trustees who are not interested persons of the Fund (“Independent Trustees”), determines that the reallocation is in the best interests of shareholders and is fair to shareholders, with the Board, including the Independent Trustees, reserving the ability to make such determination in advance of the reallocation. The Adviser, Distributor, Administrator and any other provider of services to the Multi-Class Funds may waive or reimburse the expenses of a particular class or classes.

Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocated to a particular class of such Multi-Class Fund pursuant to this Plan shall be allocated to each class of the Multi-Class Fund on the basis of the net asset value of that class in relation to the net asset value of the Multi-Class Fund.

The initial determination of the class expenses that will be allocated by each Company to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Trustees and approved by a vote of the Trustees of each Company, including a majority of the Trustees who are not interested persons of each Company. The Trustees will monitor conflicts of interest among the classes and agree to take any action necessary to eliminate conflicts.

Class Arrangements.

The following charts summarize the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Multi-Class Funds. Each Multi-Class Fund shall offer such class or classes of shares as the Board of Trustees of each Company shall determine from time to time. The Equity Funds, Fixed Income Funds, Short-Term Funds, and Money Market Funds are indicated on Exhibit B. Additional details regarding such fees and services are set forth in each Fund’s current Prospectus and Statement of Additional Information.

Non-Money Market Funds

	Class A	Class C	Class I	Class L	Class R6	Class R5	Class R4	Class R3	Class R2
Initial Sales Load

EQUITY: Up to 5.25% of offering price[1] (4.50% of the offering price for the JPMorgan Investor Funds, JPMorgan SmartRetirement Funds, JPMorgan SmartRetirement Blend Funds, JPMorgan Diversified Fund, JPMorgan Global Allocation Fund, JPMorgan Income Builder Fund and JPMorgan Systematic Alpha Fund)

FIXED INCOME (excluding SHORT-TERM FUNDS and JPMORGAN ULTRA-SHORT MUNICIPAL FUND): Up to 3.75% of offering price[4]

SHORT-TERM: Up to 2.25% of offering price[4]

JPMORGAN ULTRA-SHORT MUNICIPAL FUND: No initial sales load

ALL FUNDS: No initial sales load on certain purchase transactions as set forth in prospectus

		None	None	None	None	None	None	None	None

Contingent Deferred Sales Charge (CDSC) [2]

SHORT-TERM: For purchases of Short-Term Funds (other than the JPMorgan Ultra-Short Municipal Fund) effective March 31, 2018:

Applies only to purchases of $250,000 or more:

0.75% for shares redeemed or exchanged into a money market fund during the first 18 months after purchase.

If a shareholder exchanges Class A Shares of a Fund for Class A Shares of a non-money market fund, the shareholder will not be charged at the time

1.00% in the first year and eliminated thereafter.

Class C Shares of the JPMorgan Limited Duration Bond Fund, the JPMorgan Short Duration Bond Fund, and the JPMorgan Short-Intermediate Municipal Bond Fund (collectively, the “Short Bond Funds”) purchased prior to September 3, 2013 are not subject to a CDSC.

			None	None	None	None	None	None	None

[1]

The JPMorgan Equity Funds, JPMorgan Fixed Income Funds and JPMorgan Short-Term Fixed Income Funds are indicated on Exhibit B (each “Equity Funds,” “Fixed Income Funds,” and “Short-Term Funds,” respectively).

[2]

CDSCs can apply only to Fund share classes that have a sales charge and where the sales charge is initially deferred or waived. For Class A and Class C shares, the CDSC is based on the original cost of the shares

Class A	Class C	Class I	Class L	Class R6	Class R5	Class R4	Class R3	Class R2

of the exchange but (1) the new Class A Shares will be subject to the charge specified above, and (2) the current holding period for the exchanged Class A Shares will carry over to the new shares.

For purchases of JPMorgan Ultra-Short Municipal Fund, beginning on March 31, 2018 there will be no CDSC.

For purchases of other Fixed Income Funds beginning July 1, 2010:

For purposes of determining the number of years from the time of any payment for the purchase of shares, the Funds assume that all purchases made in a given month were made on the first day of the month.

FIXED INCOME: For purchases of Fixed Income Funds (other than the JPMorgan California Tax Free Bond Fund, the JPMorgan Intermediate Tax Free Bond Fund, the JPMorgan New York Tax Free Bond Fund, the JPMorgan Municipal Income Fund, the JPMorgan Tax Aware High Income Fund, the JPMorgan Tax Aware Real Return Fund and the JPMorgan Tax Free Bond Fund)

Applies only to purchases of $1,000,000 or more:

For shares of the Funds (other than the JPMorgan Mortgage-Backed Securities Fund), 0.75% of the purchase price for shares redeemed or exchanged into a money market fund during the first 18 months.

No CDSC is imposed on share appreciation, nor is CDSC imposed on shares acquired through reinvestment of dividends or capital gains distributions.

Therefore, in order to keep the CDSC as low as possible, the Funds first will redeem any Class A shares in the shareholder’s Fund account, followed by shares acquired through dividend reinvestment, and lastly by the shares held for the longest time.

ALL FUNDS: No CDSC on certain redemption transactions as set forth in the prospectus.

For shares of the JPMorgan Mortgage-Backed Securities Fund, 0.50% of the purchase price for shares redeemed or exchanged into a money market fund during the first 12 months after purchase.

If a shareholder exchanges Class A Shares of a Fund for Class A Shares of a non-money market fund, the shareholder will not be charged at the time of the exchange but (1) the new Class A Shares will be subject to the charge specified above, and (2) the current holding period for the exchanged Class A Shares will carry over to the new shares.

Class A	Class C	Class I	Class L	Class R6	Class R5	Class R4	Class R3	Class R2

For purchases of the JPMorgan California Tax Free Bond Fund, the JPMorgan Intermediate Tax Free Bond Fund, the JPMorgan New York Tax Free Bond Fund, the JPMorgan Municipal Income Fund the JPMorgan Tax Aware High Income Fund, the JPMorgan Tax Aware Real Return Fund and the JPMorgan Tax Free Bond Fund beginning September 30, 2018]:

Applies only to purchases of $250,000 or more:

0.75% for shares redeemed or exchanged into a money market fund during the first 18 months after purchase.

If a shareholder exchanges Class A Shares of a Fund for Class A Shares of a non-money market fund, the shareholder will not be charged at the time of the exchange but (1) the new Class A Shares will be subject to the charge specified above, and (2) the current holding period for the exchanged Class A Shares will carry over to the new shares.

EQUITY FUNDS: For purchases of Equity Funds (other than the JPMorgan Global Allocation Fund, the JPMorgan Income Builder Fund, the JPMorgan Investor Conservative Growth Fund, the JPMorgan Investor Balanced Fund, the JPMorgan Investor Growth & Income Fund, and the JPMorgan Investor Growth Fund):

Applies only to purchases of $1,000,000 or more:

Other than the JPMorgan Market Expansion Index Fund and the JPMorgan Equity Index Fund, 1.00% for shares redeemed or exchanged into a money market fund during the first 12 months after purchase and 0.50% for shares redeemed or exchanged into a money market fund between 12 and 18 months after purchase.

For the JPMorgan Market Expansion Index Fund 0.25% for shares redeemed or exchanged into a money market fund during the first 12 months after purchase. For the Equity Index Fund, 0.00% for shares redeemed or exchanged into a money market fund.

If a shareholder exchanges Class A Shares of a Fund for Class A Shares of a non-money market fund, the shareholder will not be charged at the time of the exchange but (1) the new Class A Shares will be subject to the charge specified above, and (2) the current holding period for the exchanged Class A Shares will carry over to the new shares.

Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month.

For purchases of the JPMorgan Global Allocation Fund, the JPMorgan Income Builder Fund, the JPMorgan Investor Conservative Growth Fund, the JPMorgan Investor Balanced Fund, the JPMorgan Investor Growth & Income Fund, and the JPMorgan Investor Growth Fund beginning September 30, 2018:

Applies only to purchases of $250,000 or more:

1.00% for shares redeemed or exchanged into a money market fund during the first 12 months after purchase.

0.50% for shares redeemed or exchanged into a money market fund during the period between 12 and 18 months after purchase.

If a shareholder exchanges Class A Shares of a Fund for Class A Shares of a non-money market fund, the shareholder will not be charged at the time of the exchange but (1) the new Class A Shares will be subject to the charge specified above, and (2) the current holding period for the exchanged Class A Shares will carry over to the new shares.

Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month.

ALL FUNDS: No CDSC on certain redemption transactions as set forth in the prospectus.

	Class A	Class C	Class I	Class L	Class R6	Class R5	Class R4	Class R3	Class R2

Rule 12b-1 Distribution Fees	0.25% per annum of average daily net assets.	0.75% per annum of average daily net assets.	None	None	None	None	None	0.25% per annum of average daily net assets.	0.50% per annum of average daily net assets.

Shareholder Servicing Fees[3]	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.10% per annum of average daily net assets.	None	Up to 0.10% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.

[3]

The amount payable for “service fees” (as defined by the Financial Industry Regulatory Authority (“FINRA”) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.

	Class A	Class C	Class I	Class L	Class R6	Class R5	Class R4	Class R3	Class R2
Conversion Features	Shares of a Fund may be converted to any other class of the same Fund subject to meeting any investment minimum or eligibility requirements.

Shares of a Fund may be converted to Class I, , Class L or Class R6 Shares of the same Fund if the Class C Shares being converted are no longer subject to a CDSC and subject to meeting any investment minimum or eligibility requirements for Class I, , Class L or Class R6 Shares.

Class C Shares of a Fund held in an account where the Distributor is the broker of record will automatically convert to Class A Shares of the same Fund as set forth in the prospectus.

Effective beginning on or about October 1, 2020, Class C Shares of a Fund which have been held by a shareholder for 8 years will automatically convert to Class A Shares of the same Fund as set forth in the prospectus.

Shares of a Fund may be converted to any other class of the same Fund subject to meeting any investment minimum or eligibility requirements.

Shares of a Fund may be converted for any other class of the same Fund, subject to meeting any investment minimum or eligibility requirements.

Class L Shares of the JPMorgan Access Growth Fund and JPMorgan Access Balanced Fund automatically convert to Class I Shares of the same Fund effective April 3, 2020.

Class L Shares of the JPMorgan Core Plus Bond Fund automatically convert to Class I Shares of the Fund effective June 2, 2020

Class L Shares of the JPMorgan Research Market Neutral Fund automatically convert to Class I Shares of the Fund effective June 2, 2020

					Shares of a Fund may be converted for any other class of the same Fund, subject to meeting any investment minimum or eligibility requirements.	Shares of a Fund may be converted for any other class of the same Fund, subject to meeting any investment minimum or eligibility requirements.	Shares of a Fund may be converted for any other class of the same Fund, subject to meeting any investment minimum or eligibility requirements.	Shares of a Fund may be converted for any other class of the same Fund, subject to meeting any investment minimum or eligibility requirements.	Shares of a Fund may be converted for any other class of the same Fund, subject to meeting any investment minimum or eligibility requirements.

	Class A	Class C	Class I	Class L	Class R6	Class R5	Class R4	Class R3	Class R2
Class L Shares of the JPMorgan U.S. Research Enhanced Equity Fund automatically convert to Class I shares of the Fund effective July 2, 2020

Exchange Privileges[4]	ALL FUNDS: Class A Shares of a Fund may be exchanged (i) for Class A Shares of another JPMorgan Fund, subject to meeting any investment minimum or eligibility requirements; or (ii) for Morgan Shares of a JPMorgan money market fund.	Class C Shares of the JPMorgan Short Duration Bond Fund, JPMorgan Short –Intermediate Municipal Bond Fund, and JPMorgan Limited Duration Bond Fund (the “Short Bond Funds”) may be exchanged for Class C Shares of any other JPMorgan Fund, including Class C Shares of any of the Short Bond Funds. Prior to September 3, 2013, Class C Shares of any other JPMorgan Fund may be exchanged for Class C Shares of another JPMorgan Fund, except for Class C Shares of the Short Bond Funds. On or after September 3, 2013, Class C Shares of any JPMorgan Fund may be exchanged for Class C Shares of another JPMorgan Fund, including Class C Shares of the Short Bond Funds.	Class I Shares of a Fund may be exchanged for (i) Class I Shares of another non-money market JPMorgan Fund , subject to meeting any investment minimum or eligibility requirements; or (ii) for Morgan Shares of a JPMorgan money market fund.	Class L Shares of a Fund may be exchanged for Class L Shares of another JPMorgan Fund, subject to meeting any investment minimum or eligibility requirements.	Class R6 Shares of a Fund may be exchanged for Class R6 Shares of another JPMorgan Fund, subject to meeting any investment minimum or eligibility requirements.	Class R5 Shares of a Fund may be exchanged for Class R5 Shares of another JPMorgan Fund, subject to meeting any investment minimum or eligibility requirements.	Class R4 Shares of a Fund may be exchanged for Class R4 Shares of another JPMorgan Fund, subject to meeting any investment minimum or eligibility requirements.	Class R3 Shares of a Fund may be exchanged for Class R3 Shares of another JPMorgan Fund, subject to meeting any investment minimum or eligibility requirements	Class R2 Shares of a Fund may be exchanged for Class R2 Shares of another JPMorgan Fund, subject to meeting any investment minimum or eligibility requirements.

Effective January 31, 2023, Class C Shares of any JPMorgan Fund may be exchanged for Reserve Shares of any JPMorgan Money Market Fund (except JPMorgan Prime Money Market Fund).

[4]

Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. For purposes of this Rule 18f-3 Multi-Class Plan, “J.P. Morgan Funds” include any and all applicable series (to the extent the shares of such series are registered under the Securities Act of 1933, as amended) of the following registered investment companies: (1) J.P. Morgan Fleming Mutual Fund Group, Inc.; (2) J.P. Morgan Mutual Fund Investment Trust; (3) Undiscovered Managers Funds; (4) JPMorgan Trust I; (5) JPMorgan Trust II; (6) JPMorgan Trust III; and (7) JPMorgan Trust IV.

Money Market Funds

	Morgan	Reserve	Class C5	Institutional	Premier	Agency	Capital	Service	Investor

Initial Sales Load	None	None	None	None	None	None	None	None	None

Contingent Deferred Sales Charge (CDSC)[6]	None	None[7]	1.00% in the first year and eliminated thereafter. No CDSC on certain redemption transactions as set forth in the prospectus.	None	None	None	None	None	None

Rule 12b-1 Distribution Fees	0.10% per annum of average daily net assets (except JPMorgan Prime Money Market Fund).	0.25% per annum of average daily net assets.	0.75% per annum of average daily net assets.	None	None	None	None	0.60% per annum of the average daily net assets.	None

Shareholder Servicing Fees[8]	Up to 0.35% per annum of average daily net assets.	Up to 0.30% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.10% per annum of average daily net assets.	Up to 0.30% per annum of average daily net assets.	Up to 0.15% per annum of average daily net assets.	Up to 0.05% per annum of average daily net assets.	Up to 0.30% per annum of average daily net assets.	Up to 0.35% per annum of average daily net assets.

[5]	Class C Shares to convert to Reserve Class Shares and terminate on or about January 31, 2023.
[6]

CDSCs can apply only to Fund share classes that have a sales charge and where the sales charge is initially deferred or waived. For Class C shares, the CDSC is based on the original cost of the shares. All money market funds that do not qualify as “government” money market funds as defined under Rule 2a-7 may be subjected to temporary liquidity fees or redemption gates in the event that their weekly liquid assets fall below a designated threshold, subject, in certain cases, to action by the Board.

[7]

For Class C Shares subject to a CDSC that are converted to, or exchanged for, Reserve Shares, no CDSC will be applied at the time of the conversion or exchange. However, the new Reserve Shares will be subject to the CDSC of the Fund from the Class C shares that were converted or exchanged, and the holding period for the converted or exchanged Class C Shares will be carried over to the new Reserve Shares.

[8]	The amount payable for “service fees” (as defined by FINRA) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.

	Morgan	Reserve	Class C5	Institutional	Premier	Agency	Capital	Service	Investor
Conversion Features	None	None

Class C Shares of a Fund held in an account where the Distributor is the broker of record will automatically convert to Morgan Shares of the same Fund as set forth in the prospectus.

Effective beginning on or about October 1, 2020 , Class C Shares of a Fund which have been held by a shareholder for 8 years will automatically convert to Morgan Shares of the same Fund as set forth in the prospectus.

				None	None	None	None	None	None
Class C Shares of a Fund automatically convert to Reserve Class Shares of the same Fund effective on or about January 31, 2023
Exchange Privileges[9]	Morgan Shares of a Fund may be exchanged for Morgan Shares of other JPMorgan Funds or Class A, Class C or Class I Shares of another JPMorgan Fund, or for any other class of the same Fund, subject to any applicable initial sales load and to any investment minimum and eligibility requirements.	Reserve Shares may be exchanged for Reserve Shares of other JPMorgan Funds, or Class C Shares of another JPMorgan Fund, subject to any investment minimum and eligibility requirements.	Class C Shares of the JPMorgan Short Duration Bond Fund, JPMorgan Short –Intermediate Municipal Bond Fund, and JPMorgan Limited Duration Bond Fund (the “Short Bond Funds”) may be exchanged for Class C Shares of any other JPMorgan Fund, including Class C Shares of any of the Short Bond Funds. Prior to September 3, 2013, Class C Shares of any other JPMorgan Fund may be exchanged for Class C Shares of another JPMorgan Fund, except for Class C Shares of the Short Bond Funds. On or after September 3, 2013, Class C Shares of any JPMorgan Fund may be exchanged for Class C Shares of another JPMorgan Fund, including Class C Shares of the Short Bond Funds.	Institutional Class Shares may be exchanged for Institutional Class Shares of other JPMorgan money market funds, Class L Shares of other JPMorgan Funds or any other class of the same Fund, subject to meeting any minimum investment or eligibility requirements.	Premier Shares may be exchanged for Premier Shares of other JPMorgan Funds or any other class of the same Fund, subject to meeting any minimum investment or eligibility requirements.	Agency Shares may be exchanged for Agency Shares of other JPMorgan Funds or any other class of the same Fund, subject to meeting any minimum investment or eligibility requirements.	Capital Shares may be exchanged for Capital Shares of other JPMorgan Funds or any other class of the same Fund, subject to meeting any minimum investment or eligibility requirements.	Service Shares may be exchanged for Service Shares of other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	Investor Class Shares may be exchanged for Investor Shares of other JPMorgan Funds or any other class of the same Fund, subject to meeting any minimum investment or eligibility requirements.

[9]

Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. See note 4 above for definition of “J.P. Morgan Funds” for purposes of the exchange privileges. Shares of money market funds that operate utilizing a floating NAV may not be exchanged for shares of another J.P. Morgan Fund.

	IM Shares	Agency SL Class	Academy Class	Empower	Digital

Initial Sales Load	None	None	None	None	None

Contingent Deferred Sales Charge (CDSC)[9]	None	None	None	None	None

Rule 12b-1 Distribution Fees	None	None	None	None	None

Shareholder Servicing Fees[11]	None	None	Up to 0.05% per annum of average daily net assets	Up to 0.05% per annum of average daily net assets	Up to 0.05% per annum of average daily net assets.

Conversion Features	None	None	None	None	None

Exchange Privileges	IM Shares may be exchanged for IM Shares of other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	None	None	None	Digital Shares may be exchanged for Digital Shares of other JPMorgan Funds or any other class of the same Fund, subject to meeting any minimum investment or eligibility requirements.

Other Shareholder Services.

For each Class of a Multi-Class Fund, other shareholder services may be offered as provided in the Prospectus. The Funds’ shareholder servicing agent may subcontract with other parties for the provision of various sub-accounting, processing, communication and sub-administrative services.

Sales Charge Waivers.

Sales charges may be waived as permitted by Rule 22d-1 under the Investment Company Act of 1940, as amended (the “1940 Act”). Shareholders relying upon any of the sales charge waivers must qualify for such waiver.

Conversions.

Class C Shares held in an account where the Distributor is the broker of record will automatically convert to Class A Shares (Morgan Shares of the JPMorgan Money Market Funds) as set forth in the prospectus. In addition, effective beginning on or about October 1, 2020, Class C Shares of a Fund which have been held by a shareholder for 8 years will automatically convert to Class A Shares (Morgan Shares of the JPMorgan Funds) as set forth in the prospectus. Class L Shares of the JPMorgan Access Growth Fund and JPMorgan Access Balanced Fund automatically convert to Class I Shares of the same Fund effective April 3, 2020. Class L Shares of the JPMorgan Core Plus Bond Fund automatically convert to Class I Shares of the Fund effective June 2, 2020. Class L Shares of the JPMorgan U.S. Research Enhanced Equity Fund automatically convert to Class I shares of the Fund effective July 2, 2020. Class C Shares of each Money Market Fund automatically convert to Reserve Shares of the Fund effective January 31, 2023. Conversion does not result in any sales charges or fees, nor does it subject the shareholder to any federal income tax as a result of the conversion.

A shareholder will not be charged a conversion fee. After conversion, the converted shares will be subject to an asset-based sales charge and/or service fee (as those terms are defined in Rule 2341 of the FINRA Rules), if any, that in the aggregate are equal to or lower than the asset-based sales charge and service fee to which they were subject prior to that conversion. In no event will a class of shares have a conversion feature that automatically would convert shares of such class into shares of a class with a distribution arrangement that could be viewed as less favorable to the shareholder from the point of view of overall cost.

The implementation of the conversion feature is subject to the continuing availability of a ruling of the Internal Revenue Service, the availability of an opinion of counsel or tax advisor, or the applicability of the reasoning therein that the conversion of one class of shares to another does not constitute a taxable event under federal income tax law. The conversion feature may be suspended if such a ruling or opinion is not available.

Exchange Privilege.

The exchange privilege may be exercised only in those states where the shares of the exchanged and acquired Funds may be legally sold. All exchanges discussed herein are made at the net asset value of the exchanged shares, except as provided below. In general, the same rules and procedures that apply to sales and purchases apply to exchanges. All exchanges are based upon the net asset value that is next calculated after the Fund receives an order, provided the exchange out of one Fund must occur before the exchange into the other Fund. Therefore, in order for an exchange to take place on the date that the order is submitted, the order must be received prior to the close of both the Fund that is being exchanged into and the Fund is being exchanged out of, otherwise, the exchange will occur on the following business day on which both Funds are open. The Companies do not impose a charge for processing exchanges of shares. However, a sales charge may be payable in the following circumstances:

a)	Shareholders owning other classes of a Fund will pay a sales charge if they exchange their shares for Class A shares and they do not qualify for a sales charge waiver.

b)

Shareholders owning Class A shares of a Fund will pay a sales charge if they exchange their Class A shares for Class A shares of another Fund and the Fund from which they are exchanging did not charge a sales charge, but the Fund into which they are exchanging does. In connection with the foregoing, shareholders would pay the sales charge applicable to the Fund into which they are exchanging.

c)	If a Shareholder exchanges Class C Shares of a Fund for Class C Shares, respectively, of another Fund, the Shareholder will not pay a sales charge at the time of the exchange, however:

1.	The current holding period for the shareholder’s exchanged Class C Shares, is carried over to the new shares.

Additional Information Regarding Exchanges.

The Companies may change the terms or conditions of the exchange privilege discussed herein through amendment to this Plan. If an exchange offer is terminated or amended materially, the changes to the Plan will only be implemented after sixty (60) days’ written notice to shareholders.

Dividends.

Generally, shareholders automatically receive all income dividends and capital gain distributions in additional shares of the same class at the net asset value next determined as described in the applicable prospectus, unless the shareholder has elected to take such payment in cash. Notwithstanding the foregoing, a shareholder that exchanges into shares of a Fund that accrues dividends daily, including a money market fund, will not accrue a dividend on the day of the exchange in the Fund into which it exchanges. A shareholder that exchanges out of shares of a Fund that accrues a daily dividend will accrue a dividend on the day of the exchange in the Fund out of which it exchanges.

In the absence of waivers, the amount of dividends payable on some classes will be more than the dividends payable on other classes of shares because of the distribution expenses and/or service fees charged to the various classes of shares.

Board Review.

The Board of Trustees of each Company shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees, including a majority of the Trustees that are not interested persons of a Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of a Multi-Class Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

In making its determination to approve this Plan, the Trustees have focused on, among other things, the relationship between or among the classes and have examined potential conflicts of interest among classes regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. The Board has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others deemed necessary by the Board.

Adopted effective: February 19, 2005

Amended and Restated effective: August 14, 2025

EXHIBIT A

Investment Companies Adopting this Combined Rule 18f-3 Multi-Class Plan

(as of August 14, 2025)

Name of the Trust

Name of Entity	State and Form of Organization

J.P. Morgan Fleming Mutual Fund Group, Inc.	Maryland corporation

J.P. Morgan Mutual Fund Investment Trust	Massachusetts business trust

JPMorgan Trust I	Delaware statutory trust

JPMorgan Trust II	Delaware statutory trust

Undiscovered Managers Funds	Massachusetts business trust

JPMorgan Trust IV	Delaware statutory trust